                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in the registration statement of TransTexas Gas Corporation (the "Company") on Form S-3 (33-91494) of our report dated April 30, 1998 on our audits of the Company's financial statements and financial statement schedules as of January 31, 1998 and 1997 and for the years ended January 31, 1998 and 1997, the six months ended January 31, 1996 and the year ended July 31, 1995, which report is included in the Company's annual report on Form 10-K.

                                                Coopers & Lybrand, L.L.P.



Houston, Texas
April 30, 1998